UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

ABX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2007, ABX Holdings, Inc. (“ABX Holdings”), ABX Air, Inc. (“ABX Air”) and certain former shareholders of Cargo Holdings International, Inc. (the “Significant Shareholders”) entered into a Securities Purchase Agreement, pursuant to which the Significant Shareholders may loan ABX Holdings and ABX Air $61 million (the “Significant Shareholder Loans”). Also on December 31, 2007, ABX Holdings, ABX Air, the Significant Shareholders and Wells Fargo Bank, National Association (the “Escrow Agent”) entered into an Escrow Agreement pursuant to which the Significant Shareholders deposited the $61 million into an escrow account (the “Escrowed Funds”). The Escrowed Funds may only be used to pay off a portion of the Note, dated August 15, 2003, in the original principal amount of $92,948,714, originally issued by ABX Air to Airborne, Inc. (now DHL) (the “DHL Note”). The Escrow Agreement provided that the Escrowed Funds would be available to ABX Holdings and ABX Air until April 29, 2008, which period may be extended until July 29, 2008 under certain circumstances (the “Funding Deadline”), if DHL demands prepayment of the DHL Note prior to the Funding Deadline. On January 14, 2008, ABX Air received a demand for prepayment of the Note from DHL. ABX Air has not made a draw upon the Escrowed Funds because it does not believe, and disputes, that DHL has the right to demand prepayment.

On March 17, 2008, ABX Holdings, ABX Air and the Significant Shareholders entered into a First Amendment to Escrow Agreement (the “Escrow Amendment”), in which they extended the Funding Deadline until January 31, 2009.

On January 18, 2008, ABX Holdings, ABX Air and CHI Acquisition Corp. entered into a First Amendment to Credit Agreement (the “Credit Amendment”) to the Credit Agreement dated December 31, 2007, among ABX Air, ABX Holdings and Acquisition, with SunTrust Bank as Administrative Agent, Regions Bank as Syndication Agent and the other lenders from time to time a party thereto (the “Credit Agreement”). The Credit Amendment provided that a demand by DHL to pay the DHL Note would not constitute an event of default under the Credit Agreement if (1) the Escrow Agreement is in full force and effect at the time of such demand, (2) within 15 business days (or such later date as may be reasonably agreed to by SunTrust Bank, the Administrative Agent under the Credit Agreement) of receipt of DHL’s demand, $61 million is distributed to ABX Holdings, ABX Air or DHL pursuant to the Escrow Agreement and (3) 100% of such distribution is used to pay the DHL Note. Subsequent to the effective date of the Credit Amendment, SunTrust Bank, as Administrative Agent, agreed to extend until March 17, 2008, the date by which a distribution of the Escrowed Funds must be made to ABX Holdings, ABX Air or DHL following a payment demand by DHL to avoid an event of default under the Credit Agreement (the “Required Distribution Date”). ABX Holdings received confirmation from SunTrust Bank, as Administrative Agent, that, effective March 17, 2008, in conjunction with the Escrow Amendment, SunTrust Bank, as Administrative Agent, has agreed to extend the Required Distribution Date on an interim basis until April 9, 2008, while it requests a formal amendment from the bank group further extending the Required Distribution Date until January 15, 2009.

Summaries of the material terms of the Securities Purchase Agreement, the Credit Agreement and the Escrow Agreement were included in, and copies of them were attached as exhibits to, the Current Report on Form 8-K of ABX Holdings dated December 31, 2007, and filed on January 7, 2008. A summary of the material terms of the Credit Amendment was included in, and a copy attached as an exhibit to, the Current Report on Form 8-K of ABX Holdings dated January 18, 2008 and filed on January 25, 2008. The foregoing summary of the Escrow Amendment does not purport to be complete and is qualified in its entirety by reference to the Escrow Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	First Amendment to Escrow Agreement dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX HOLDINGS, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. Vice President
Corporate General Counsel and Secretary

Date: March 21, 2008

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